UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 20, 2009

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On April 20, 2009, registrant issued a press release entitled “Halliburton Announces First Quarter Earnings.”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FIRST QUARTER EARNINGS
First quarter earnings are $0.42 per diluted share which include employee separation costs of $28 million pre-tax, or $0.02 per diluted share after-tax

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that net income for the first quarter of 2009 was $378 million, or $0.42 per diluted share.  This compares to net income for the first quarter of 2008 of $580 million, or $0.63 per diluted share. The first quarter of 2009 results were negatively impacted by the steep downturn in North America drilling activity and included $19 million of after-tax expenses, or $0.02 per diluted share, associated with employee separation costs.

Halliburton’s consolidated revenue in the first quarter of 2009 was $3.9 billion, down 3% from the first quarter of 2008.  Consolidated operating income was $616 million in the first quarter of 2009 compared to $847 million in the first quarter of 2008.  With the exception of the software and asset solutions and the newly organized testing and subsea product service lines, results for all product service lines fell primarily due to lower demand for products and services in North America based on a reduction in rig count and pricing declines.

“During the first quarter, we experienced significant volume reduction and margin compression due to the steep downturn in North America drilling activity. The first quarter brought unprecedented declines in the rig count and prolonged weakness to the commodity markets. These industry-wide declines have been exacerbated by restrictions to some of our customers’ access to capital and the decrease in global demand for oil and natural gas,” said Dave Lesar, chairman, president and chief executive officer.

“The North America rig count has dropped approximately 30% during the first quarter, with areas such as the Rockies, Permian basin, and Mid-Continent being the most affected. This has resulted in a decrease in the volume of activity leading to overcapacity and related price erosion on remaining work. As a result, we experienced a 53% year-over-year decline in operating income in North America. Due to the sharpness of the decline, we have taken proactive measures to reduce costs.

Halliburton/Page 2

“International markets have remained more resilient in the first quarter compared to the domestic market. Outside North America, revenue grew 3% on a year-over-year basis led by Latin America contributing 9%. Growth was significantly impacted by unfavorable currency movements across several regions particularly in countries such as Norway, United Kingdom, Brazil, and Mexico.

“International projects are now being deferred, and the tightness in the credit markets continues to impact independent operators globally. While integrated oil company and national oil company clients have not materially cut their spending, they are re-evaluating the economics of their projects amid a lower commodity price environment.

“Eastern Hemisphere revenue was relatively flat from the prior year. Strong performance in Africa helped to mitigate activity declines in Russia. In our Middle East/Asia region, revenue was flat as contract deferrals and the anticipated finalization of the Khurais project in Saudi Arabia offset increased revenues in Asia. Asia Pacific continues to benefit from our expanded technology and manufacturing infrastructure resulting in year-over-year operating income growth in India and Southeast Asia.

“Activity has increased in Latin America and combined with our technology leadership resulted in solid year-over-year performance in Mexico, Brazil, and Colombia.

“While international growth has slowed, operating margins outside North America remained at our target level of 20%. However, we anticipate continued margin pressure as global customers seek to lower their costs by securing cost concessions from their supply chain.

“Industry prospects will continue to be weak in the coming quarters, and visibility to the ultimate depth and length of this cycle remains uncertain.  However, we believe that the long-term prospects of the industry remain sound. We will continue to manage through this downturn focusing on expanding our market position, reducing input costs, and delivering the superior execution our customers have come to expect.  We will make the strategic investments to emerge even stronger when the industry recovers,” concluded Lesar.

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Halliburton/Page 3

2009 First Quarter Results

Completion and Production (C&P) operating income in the first quarter of 2009 was $363 million, a decrease of $141 million or 28% from the first quarter of 2008.  North America C&P operating income decreased 48%, primarily due to a decline in rig count, volume reductions, and pricing declines across all product service lines in the United States and Canada. The first quarter of 2008 included a $35 million gain related to the sale of a joint venture interest in the United States.  Latin America C&P operating income increased 2% from increased completion tools and production enhancement activity in Brazil and Mexico.  Europe/Africa/CIS C&P operating income increased 20% with higher demand for cementing services in Africa and production enhancement services in Europe.  Middle East/Asia C&P operating income was flat with higher demand for production enhancement services and intelligent completion systems in Asia Pacific balancing out declines in completion tools and cementing in the Middle East.

Drilling and Evaluation (D&E) operating income in the first quarter of 2009 was $304 million, a decrease of $105 million or 26% over the first quarter of 2008.  North America D&E operating income decreased 62%, primarily due to lower volumes and pricing declines across all product service lines.  Latin America D&E operating income remained flat as higher demand for well construction technologies in Mexico, Colombia, and Ecuador was offset by weakness in Argentina and Venezuela.  Europe/Africa/CIS D&E operating income decreased 18%, primarily due to decreased demand for drilling services in Europe and Russia.  Middle East/Asia D&E operating income increased 28% over the first quarter of 2008, with the most significant impact coming from increased demand for drilling services in Asia Pacific.  The first quarter of 2008 included a $23 million impairment charge for a Bangladesh oil and gas property.

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Halliburton/Page 4

Significant Events and Achievements

•
Halliburton issued an aggregate amount of $2 billion in principal senior notes. The notes were issued in two tranches – $1 billion of 10½-year notes bearing interest at a fixed rate of 6.15% per year and maturing on September 15, 2019 and $1 billion of 30½-year notes bearing interest at a fixed rate of 7.45% per year and maturing on September 15, 2039.

•
Landmark released the PetroStor™ scalable disk storage platform, which provides customers with petabytes of online capacity. Tested and qualified with Landmark’s exploration and production software, the solution is ideal for companies that need fast access to seismic files and archived project data.

•
Halliburton announced the newest addition to its suite of perforating technologies, designed to enable better well completions and provide operators with access to reservoir targets that are beyond the limits of conventional high pressure technology. The tool, a perforating gun with a seven-inch outside diameter, can perform at pressures of up to 30,000 pounds per square inch (psi). It is the highest pressure-rated gun system available on the market today at that size, and it addresses the need for extreme high pressure capabilities in large casing sizes, specifically used in deepwater environments.

•
Halliburton was awarded a major contract extension by Salym Petroleum Development N.V. (SPD) for exploration and production services in Western Siberia, Russia.  The four-year contract calls for the provision of directional-drilling, measurement-while-drilling and logging-while-drilling, along with drilling fluids and cementing services and continues Halliburton’s proven record of service delivery in the SPD fields for the last three years.  The new wells to be drilled, with an average true vertical depth of 2,600 meters, include 400 S-shaped wells plus directional and extended-reach wells.

•
Halliburton was awarded long-term, high-value contracts by British Petroleum (BP) Angola.  BP´s Angola program covers up to four developments, to be based on a standardized design, with drilling activity scheduled to commence in 2010.  The first development in Block 31, PSVM, was recently sanctioned by BP Angola and its partners. Commitments related to the remaining three developments are anticipated to be awarded upon sanction of the additional projects, with the drilling program taking place over a multi-year period.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 55,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements.  These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity, potential adverse proceedings by such agencies; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to radioactive sources, explosives, and chemicals; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; unsettled political conditions, war, and the effects of terrorism, foreign operations, and foreign exchange rates and controls; weather-related issues including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2008, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition.  Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31			December 31
	2009	2008		2008
Revenue: (a)
Completion and Production	$2,028	$2,122		$2,552
Drilling and Evaluation	1,879	1,907		2,358
Total revenue	$3,907	$4,029		$4,910
Operating income: (a)
Completion and Production	$363	$504		$630
Drilling and Evaluation	304	409		558
Corporate and other	(51)	(66)		(25)
Total operating income	616	847		1,163
Interest expense	(53)	(42	)(b)	(48)
Interest income	2	20		4
Other, net (c)	(5)	(1)		(26)
Income from continuing operations before income taxes
and noncontrolling interest	560	824		1,093
Provision for income taxes	(179)	(238)		(342)
Income from continuing operations	381	586		751
Income (loss) from discontinued operations, net	(1)	1		(308	)(d)
Net income	$380	$587		$443
Noncontrolling interest in net (income) loss of subsidiaries (e)	(2)	(7)		25
Net income attributable to Company	$378	$580		$468
Amounts attributable to Company shareholders:
Income from continuing operations, net	$379	$579		$776
Income (loss) from discontinued operations, net	(1)	1		(308	)(d)
Net income attributable to Company	$378	$580		$468
Basic income (loss) per share attributable to Company
shareholders: (f)
Income from continuing operations	$0.42	$0.66		$0.87
Loss from discontinued operations, net	–	–		(0.35	)(d)
Net income per share	$0.42	$0.66		$0.52
Diluted income (loss) per share attributable to Company
shareholders: (f)
Income from continuing operations	$0.42	$0.63		$0.87
Loss from discontinued operations, net	–	–		(0.35	)(d)
Net income per share	$0.42	$0.63		$0.52
Basic weighted average common shares outstanding (f)	897	879		895
Diluted weighted average common shares outstanding (f)	899	914		896

(a)	Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.
(b)
On January 1, 2009, Halliburton adopted Financial Accounting Standards Board (FASB) Staff Position (FSP) Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adopting FSP APB 14-1, the provisions were retroactively applied.  As a result, $4 million of additional non-cash interest expense was recorded in the first quarter of 2008.

(c)	Includes, among other things, foreign currency gains and losses.
(d)
Loss from discontinued operations, net in the fourth quarter of 2008 included a $303 million, or $0.34 per diluted share, charge related to the settlements of the Department of Justice and Securities and Exchange Commission Foreign Corrupt Practices Act investigations.

(e)
On January 1, 2009, Halliburton adopted Statement of Financial Accounting Standards (SFAS) No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51,” the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets and a revised presentation of the condensed consolidated statements of operations.  All periods presented have been restated.

(f)
On January 1, 2009, Halliburton adopted FSP Emerging Issues Task Force (EITF) 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, are participating securities and shall be included in the computation of both basic and diluted earnings per share.  All prior periods’ basic and diluted earnings per share were restated.  Upon adoption, basic and diluted income per share for the first quarter of 2008 decreased by $0.01 for continuing operations and net income.  For the fourth quarter of 2008, both basic and diluted earnings per share decreased by $0.01 for net income.

See Footnote Table 1 for a list of significant items included in operating income.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

					Year
	Three Months Ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008
Revenue:
Completion and Production	$2,122	$2,357	$2,579	$2,552	$9,610
Drilling and Evaluation	1,907	2,130	2,274	2,358	8,669
Total revenue	$4,029	$4,487	$4,853	$4,910	$18,279
Operating income:
Completion and Production	$504	$537	$633	$630	$2,304
Drilling and Evaluation	409	504	499	558	1,970
Corporate and other	(66)	(92)	(81)	(25)	(264)
Total operating income	847	949	1,051	1,163	4,010
Interest expense	(42)	(42)	(35)	(48)	(167)
Interest income	20	9	6	4	39
Other, net	(1)	(2)	(4)	(26)	(33)
Income from continuing operations before income
taxes and noncontrolling interest	824	914	1,018	1,093	3,849
Provision for income taxes	(238)	(288)	(343)	(342)	(1,211)
Income from continuing operations	586	626	675	751	2,638
Income (loss) from discontinued operations, net	1	(116)	–	(308)	(423)
Net income	$587	$510	$675	$443	$2,215
Noncontrolling interest in
net (income) loss of subsidiaries	(7)	(6)	(3)	25	9
Net income attributable to Company	$580	$504	$672	$468	$2,224
Amounts attributable to Company shareholders:
Income from continuing operations, net	$579	$620	$672	$776	$2,647
Income (loss) from discontinued operations, net	1	(116)	–	(308)	(423)
Net income attributable to Company	$580	$504	$672	$468	$2,224
Basic income (loss) per share attributable to
Company shareholders:
Income from continuing operations	$0.66	$0.71	$0.76	$0.87	$3.00
Loss from discontinued operations, net	–	(0.13)	–	(0.35)	(0.48)
Net income per share	$0.66	$0.58	$0.76	$0.52	$2.52
Diluted income (loss) per share attributable to
Company shareholders:
Income from continuing operations	$0.63	$0.68	$0.74	$0.87	$2.91
Loss from discontinued operations, net	–	(0.13)	–	(0.35)	(0.46)
Net income per share	$0.63	$0.55	$0.74	$0.52	$2.45
Basic weighted average common shares outstanding	879	875	882	895	883
Diluted weighted average common shares outstanding	914	918	908	896	909

Prior period information is restated for the adoption of SFAS 160, FSP EITF 03-6-1, FSP APB 14-1, and the segment reclassification to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

					Year
	Three Months Ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2007	2007	2007	2007	2007
Revenue:
Completion and Production	$1,790	$1,995	$2,128	$2,225	$8,138
Drilling and Evaluation	1,632	1,740	1,800	1,954	7,126
Total revenue	$3,422	$3,735	$3,928	$4,179	$15,264
Operating income:
Completion and Production	$464	$532	$574	$549	$2,119
Drilling and Evaluation	375	371	394	425	1,565
Corporate and other	(51)	(10)	(58)	(67)	(186)
Total operating income	788	893	910	907	3,498
Interest expense	(41)	(45)	(42)	(40)	(168)
Interest income	38	36	26	24	124
Other, net	(3)	(2)	–	(2)	(7)
Income from continuing operations before income
taxes and noncontrolling interest	782	882	894	889	3,447
Provision for income taxes	(259)	(284)	(152)	(212)	(907)
Income from continuing operations	523	598	742	677	2,540
Income from discontinued operations, net	38	941	1	16	996
Net income	$561	$1,539	$743	$693	$3,536
Noncontrolling interest in net income of subsidiaries	(12)	(13)	(18)	(7)	(50)
Net income attributable to Company	$549	$1,526	$725	$686	$3,486
Amounts attributable to Company shareholders:
Income from continuing operations, net	$526	$591	$724	$670	$2,511
Income from discontinued operations, net	23	935	1	16	975
Net income attributable to Company	$549	$1,526	$725	$686	$3,486
Basic income per share attributable to
Company shareholders:
Income from continuing operations	$0.53	$0.65	$0.82	$0.76	$2.73
Income from discontinued operations, net	0.02	1.02	–	0.02	1.06
Net income per share	$0.55	$1.67	$0.82	$0.78	$3.79
Diluted income per share attributable to
Company shareholders:
Income from continuing operations	$0.51	$0.62	$0.79	$0.73	$2.63
Income from discontinued operations, net	0.02	0.99	–	0.02	1.02
Net income per share	$0.53	$1.61	$0.79	$0.75	$3.65
Basic weighted average common shares outstanding	1,000	912	886	881	919
Diluted weighted average common shares outstanding	1,031	947	922	920	955

Prior period information is restated for the adoption of SFAS No. 160, FSP EITF 03-6-1, FSP APB 14-1, and the segment reclassification to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and equivalents	$2,967	$1,124
Receivables, net	3,395	3,795
Inventories, net	1,895	1,828
Other current assets	652	664
Total current assets	8,909	7,411

Property, plant, and equipment, net	5,157	4,782
Goodwill	1,076	1,072
Other assets	1,082	1,120
Total assets	$16,224	$14,385

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$874	$898
Accrued employee compensation and benefits	450	643
Other current liabilities	1,007	1,240
Total current liabilities	2,331	2,781

Long-term debt	4,578	2,586
Other liabilities	1,220	1,274
Total liabilities	8,129	6,641

Company’s shareholders’ equity	8,074	7,725
Noncontrolling interest in consolidated subsidiaries (a)	21	19
Total shareholders’ equity	8,095	7,744
Total liabilities and shareholders’ equity	$16,224	$14,385

(a)
On January 1, 2009, Halliburton adopted SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No.51,” the provisions of which, among others, requires the recognition of noncontrolling interest (previously referred to as minority interest) as equity in the condensed consolidated balance sheets.  All periods presented have been restated.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31
	2009	2008
Cash flows from operating activities:
Net income attributable to Company	$378	$580 (a)
Adjustments to reconcile net income attributable to Company to net cash from operations:
Payments of Department of Justice and Securities and Exchange Commission settlementand indemnity	(274)	–
Depreciation, depletion, and amortization	215	164
Other	62	(219)
Total cash flows from operating activities	381	525

Cash flows from investing activities:
Capital expenditures	(518)	(392)
Sales of short-term investments in marketable securities, net	–	388
Other	53	27
Total cash flows from investing activities	(465)	23

Cash flows from financing activities:
Proceeds from long-term borrowings, net of offering costs	1,976	–
Payments to reacquire common stock	(3)	(368)
Other	(36)	(37)
Total cash flows from financing activities	1,937	(405)

Effect of exchange rate changes on cash	(10)	4
Increase in cash and equivalents	1,843	147
Cash and equivalents at beginning of period	1,124	1,847
Cash and equivalents at end of period	$2,967	$1,994

(a)
On January 1, 2009, Halliburton adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).”  This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods.  Upon adopting FSP APB 14-1, the provisions were retroactively applied.  As a result, net income was reduced by $4 million for additional non-cash interest expense recorded in the first quarter of 2008.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31		December 31
Revenue by geographic region:	2009	2008	2008
Completion and Production:
North America	$1,071	$1,164	$1,442
Latin America	232	217	258
Europe/Africa/CIS	426	413	497
Middle East/Asia	299	328	355
Total	2,028	2,122	2,552
Drilling and Evaluation:
North America	612	698	800
Latin America	324	292	414
Europe/Africa/CIS	542	545	643
Middle East/Asia	401	372	501
Total	1,879	1,907	2,358
Total revenue by region:
North America	1,683	1,862	2,242
Latin America	556	509	672
Europe/Africa/CIS	968	958	1,140
Middle East/Asia	700	700	856

Operating income by geographic region (excluding Corporate and other):
Completion and Production:
North America	$166	$321	$384
Latin America	54	53	51
Europe/Africa/CIS	77	64	110
Middle East/Asia	66	66	85
Total	363	504	630
Drilling and Evaluation:
North America	64	170	155
Latin America	54	54	101
Europe/Africa/CIS	91	111	150
Middle East/Asia	95	74	152
Total	304	409	558
Total operating income by region:
North America	230	491	539
Latin America	108	107	152
Europe/Africa/CIS	168	175	260
Middle East/Asia	161	140	237

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

					Year
	Three Months Ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Revenue by geographic region:	2008	2008	2008	2008	2008
Completion and Production:
North America	$1,164	$1,265	$1,456	$1,442	$5,327
Latin America	217	232	271	258	978
Europe/Africa/CIS	413	509	519	497	1,938
Middle East/Asia	328	351	333	355	1,367
Total	2,122	2,357	2,579	2,552	9,610
Drilling and Evaluation:
North America	698	725	790	800	3,013
Latin America	292	365	376	414	1,447
Europe/Africa/CIS	545	607	613	643	2,408
Middle East/Asia	372	433	495	501	1,801
Total	1,907	2,130	2,274	2,358	8,669
Total revenue by region:
North America	1,862	1,990	2,246	2,242	8,340
Latin America	509	597	647	672	2,425
Europe/Africa/CIS	958	1,116	1,132	1,140	4,346
Middle East/Asia	700	784	828	856	3,168

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$321	$317	$404	$384	$1,426
Latin America	53	51	59	51	214
Europe/Africa/CIS	64	93	93	110	360
Middle East/Asia	66	76	77	85	304
Total	504	537	633	630	2,304
Drilling and Evaluation:
North America	170	189	165	155	679
Latin America	54	77	75	101	307
Europe/Africa/CIS	111	124	112	150	497
Middle East/Asia	74	114	147	152	487
Total	409	504	499	558	1,970
Total operating income by region:
North America	491	506	569	539	2,105
Latin America	107	128	134	152	521
Europe/Africa/CIS	175	217	205	260	857
Middle East/Asia	140	190	224	237	791

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

    See Footnote Table 1 and Footnote Table 2 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

					Year
	Three Months Ended				Ended
	March 31,	June 30,	September 30,	December 31,	December 31,
Revenue by geographic region:	2007	2007	2007	2007	2007
Completion and Production:
North America	$1,057	$1,153	$1,221	$1,201	$4,632
Latin America	143	170	174	181	668
Europe/Africa/CIS	362	415	420	492	1,689
Middle East/Asia	228	257	313	351	1,149
Total	1,790	1,995	2,128	2,225	8,138
Drilling and Evaluation:
North America	615	593	626	667	2,501
Latin America	261	278	282	309	1,130
Europe/Africa/CIS	421	511	512	567	2,011
Middle East/Asia	335	358	380	411	1,484
Total	1,632	1,740	1,800	1,954	7,126
Total revenue by region:
North America	1,672	1,746	1,847	1,868	7,133
Latin America	404	448	456	490	1,798
Europe/Africa/CIS	783	926	932	1,059	3,700
Middle East/Asia	563	615	693	762	2,633

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$326	$365	$389	$338	$1,418
Latin America	30	38	27	38	133
Europe/Africa/CIS	65	69	82	84	300
Middle East/Asia	43	60	76	89	268
Total	464	532	574	549	2,119
Drilling and Evaluation:
North America	163	108	108	159	538
Latin America	44	57	55	60	216
Europe/Africa/CIS	84	112	125	123	444
Middle East/Asia	84	94	106	83	367
Total	375	371	394	425	1,565
Total operating income by region:
North America	489	473	497	497	1,956
Latin America	74	95	82	98	349
Europe/Africa/CIS	149	181	207	207	744
Middle East/Asia	127	154	182	172	635

Prior period segment information was reclassified to reflect the movement of certain operations from the Completion and Production segment to the Drilling and Evaluation segment.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		December 31, 2008
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
Completion and Production:
Gain on sale of joint venture interest	$35	$0.02	$–	$–
Drilling and Evaluation:
Impairment of oil and gas property	(23)	(0.02)	–	–
Corporate and other:
Patent settlement	–	–	35	0.02

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Items Included in Operating Income by Geographic Region
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended
	March 31, 2008		December 31, 2008
	Operating	After Tax	Operating	After Tax
	Income	per Share	Income	per Share
North America:
Gain on sale of joint venture interest	$35	$0.02	$–	$–
Middle East/Asia:
Impairment of oil and gas property	(23)	(0.02)	–	–
Corporate and other:
Patent settlement	–	–	35	0.02

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: April 22, 2009	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary